SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 20, 1999



                               NFO WORLDWIDE, INC.
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               (Exact name of registrant as specified in charter)



          Delaware                 0-21460                  06-1327424
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     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation)



     2 Pickwick Plaza, Greenwich, Connecticut               06830
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          (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code  (203) 629-8888
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Item 5.  Other Events

         On December 20, 1999, NFO Worldwide, Inc. (the "Company") and The Interpublic Group of Companies, Inc. ("Parent") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of Parent ("Merger Sub") will be merged with and into the Company, with the Company being the surviving corporation of such merger (the "Merger"). Upon consummation of the Merger, the separate corporate existence of Merger Sub will cease, and the existing stockholders of the Company will become stockholders of Parent in accordance with the terms of the Merger Agreement. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         On December 20, the Company and the Parent issued press releases announcing the Merger Agreement, each of which is attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

         Pursuant to the Merger, each outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted, according to a floating exchange ratio that is subject to a collar provision, into the right to receive a number shares of Parent common stock, par value $.01 per share ("Parent Common Stock"), having a value equal to $26 per share (subject to adjustment as provided below).

         The collar has been set at $66.70 at the high end and $49.30 at the low end, which is 15% above and below Interpublic's approximate current share price level of $58. Each share of NFO stock will be converted into .5274 of a share of Interpublic stock at the low end and .3898 at the high end, subject to proportional adjustment to the extent that the Interpublic share price fluctuates in between $49.30 and $66.70. At the approximate current share price level of $58.00, each NFO stockholder would receive .4483 of a share of Interpublic stock for each share of NFO stock. To the extent the share price of Interpublic stock is less than $49.30 but equal to or above $46.40 at closing, each NFO stockholder will still receive .5274 of a share of Interpublic stock at closing for each NFO share. To the extent the share price of Interpublic stock falls below $46.40, or 20% below current trading levels, NFO will be entitled to terminate the Merger Agreement, subject to Interpublic's right to deliver additional Interpublic stock to ensure that NFO stockholders receive $26.00 in value.

         The Company and Parent also entered into an Option Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

         The consummation of the Merger is subject to certain conditions, including approval by the stockholders of the Company. Pursuant to the Merger Agreement, the Company will prepare and file a proxy statement/prospectus to be mailed to stockholders in connection with calling a meeting of the stockholders of the Company to vote on the Merger.

         In addition to stockholder approval, the Merger is subject to, among other conditions, the receipt of all necessary regulatory approvals, including approvals from the Federal Communications Commission and pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

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                                                                               3


Item 7.  Financial Statements and Exhibits

         (c) Exhibits

               Exhibit Number           Description
               --------------           -----------

                    2.1 Agreement and Plan of Merger, dated December 20, 1999, between NFO Worldwide, Inc. and The Interpublic Group of Companies, Inc.

                    4.1 Option Agreement, dated December 20, 1999, between NFO Worldwide, Inc. and The Interpublic Group of Companies, Inc.

                    99.1                Press Release of NFO Worldwide, Inc.
                                        dated December 20, 1999.

                    99.2 Press Release of The Interpublic Group of Companies, Inc., dated December 20, 1999

                    99.3 Press Release of The Interpublic Group of Companies, Inc., dated December 20, 1999

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NFO WORLDWIDE, INC.
                                        -------------------



Date: December 20, 1999                 By:  /s/ Patrick G. Healy
                                             -----------------------
                                                 Patrick G. Healy

                                        President - Australasia and the Middle
                                        East, and Chief Financial Officer
                                        (Authorized Officer of Registrant and
                                        Principal Financial Officer)

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                                  Exhibit Index
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     Exhibit Number                     Description
     --------------                     -----------


          2.1 Agreement and Plan of Merger, dated December 20, 1999, between NFO Worldwide, Inc. and The Interpublic Group of Companies, Inc.

          4.1 Option Agreement, dated December 20, 1999, between NFO Worldwide, Inc. and The Interpublic Group of Companies, Inc.

          99.1                          Press Release of NFO Worldwide, Inc.
                                        dated December 20, 1999.

          99.2 Press Release of The Interpublic Group of Companies, Inc., dated December 20, 1999

          99.3 Press Release of The Interpublic Group of Companies, Inc., dated December 20, 1999